GENESIS ENERGY
                            SEVERANCE PROTECTION PLAN


                                    ARTICLE I
                              ESTABLISHMENT OF PLAN


As of the Effective Date, Genesis Energy, Inc. (the "Company") hereby establishes a severance compensation plan known as the Genesis Energy Severance Protection Plan (the "Plan"), as set forth in this document. This Plan is intended to be a "Severance Plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the applicable regulations promulgated thereunder.

                                   ARTICLE II
                                   DEFINITIONS


As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

Section 2.1 Administrator. The Board or any committee thereof as may be appointed from time to time by the Board to supervise the administration of the Plan.

Section 2.2 Affiliate. With respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified person.

Section 2.3 Base Salary. The amount a Participant is entitled to receive as wages or salary on an annualized basis, calculated on the basis of their salary rate on either the date immediately prior to a Change in Control or their Termination Date, whichever amount is higher.

Section 2.4 Board. The Board of Directors of the Company.

Section 2.5 Bonus Amount. An amount equal to fifty percent (50%) of the total amount of bonuses awarded to the Participant during the twenty-four months prior to the date of the Change in Control.

Section 2.6 Cause. An Employer shall have "Cause" to terminate a Participant if the Participant (i) willfully and continually fails to substantially perform his duties with the Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continues for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) willfully engages in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be deemed for Cause for purposes of this Plan until there shall have been delivered to the Participant a copy of a written notice specifying in detail the particulars of the Participant's conduct which violates either (i) or (ii) above. No act, nor failure to act, on the Participant's part, shall be considered "willful" unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Employer. Notwithstanding anything contained in this Plan to the contrary, no failure to perform by the Participant after Notice of Termination is given by or to the Participant shall constitute Cause.

Section 2.7 Change in Control. A "Change in Control" shall mean any one of the following:

(a) "Continuing Directors" no longer constitute a majority of the Board of Directors of the "Ultimate Parent"; the term "Continuing Director" means any individual who has served in such capacity for one year or more; and the term "Ultimate Parent" means Denbury Resources, Inc. and any entity that becomes the beneficial owner of the predecessor Ultimate Parent pursuant to a reorganization in which the stockholders of such entity immediately after such reorganization are substantially identical to the stockholders of the predecessor Ultimate Parent.

(b) after the date of adoption of the Plan, any person or group of persons acting together as an entity (other than the Ultimate Parent and its Affiliates) become (i) the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) directly or indirectly, of shares of common stock representing thirty percent (30%) or more of the voting power of the Ultimate Parent's then outstanding securities entitled generally to vote for the election of the Ultimate Parent's directors, and (ii) the largest beneficial owner directly or indirectly of the Ultimate Parent's then outstanding securities entitled generally to vote for the election of the Ultimate Parent's directors;

(c) the merger, consolidation, share exchange or similar transaction to which the Ultimate Parent is a party if (i) the stockholders of the Ultimate Parent's immediately prior to the effective date of such transaction have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than forty percent (40%) of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such transaction; or (ii) fifty percent (50%) or more of the individuals constituting the members of the Investment Committee of the Ultimate Parent are terminated due to the Change in Control; or

(d) the Company and/or other wholly-owned (directly or indirectly) subsidiaries of the Ultimate Parent cease to own more than 50% of the general partner interest of the Partnership, or the sale, including by merger, consolidation, share exchange or similar reorganization of all or substantially all, of the assets of the Partnership or the liquidation or dissolution of the Partnership, other than a sale to a wholly-owned subsidiary of the Ultimate Parent.

Notwithstanding the foregoing provisions of this Section 2.7, if a Participant's employment with the Employer is terminated by the Employer other than for "Cause" within six months prior to the date on which a Change in Control occurs, such termination shall be deemed to have occurred immediately following a Change in Control.

Notwithstanding anything herein to the contrary, under no circumstances except those expressly provided above will a change in the constitution of the board of directors of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger, consolidation, share exchange or similar reorganization of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary constitute a "Change in Control" under this Plan.

Section 2.8 Common Shares. "Common Shares" shall mean shares of common stock, $.001 par value of the Company.

Section 2.9 Company. Genesis Energy, Inc., a Delaware corporation.

Section 2.10 Effective Date. The date the Plan is approved by the Board or such other date as the Board shall designate in its resolution approving the Plan.

Section 2.11 Employer. "Employer" shall mean the Company and any Subsidiary which adopts this Plan as a Participating Employer. With respect to a Participant who is not an employee of the Company, any reference under this Plan to such Participant's "Employer" shall refer only to the employer of the Participant, and in no event shall be construed to refer to the Company as well.

Section 2.12 Good Reason. "Good Reason" shall mean the occurrence of any of the following events or conditions:

          (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from, or failure to reappoint or reelect him to, any such position with the Employer, including, but not limited to corporate officer positions or positions as a member of the Investment Committee, except in connection with the termination of his employment for Cause or by the Participant other than for Good Reason;

(b) a reduction in the Participant's Base Salary, as such base salary may be increased from time to time thereafter, or the failure by the Employer to provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater), including, but not limited to, any stock option plan, stock purchase plan, pension plan, life insurance plan, stock appreciation plan, phantom rights plan, health and accident plan or disability plan;

(c) the Employer's requiring the Participant (without the consent of the Participant) to be based at any place outside a twenty-five (25) mile radius of his place of employment immediately prior to a Change in Control, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to the Change in Control, or, in the event the Participant consents to any relocation beyond such 25 mile radius, the failure by the Employer to pay (or reimburse the Participant) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (i) his aggregate investment in such residence or (ii) the fair market value of such residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Employer) realized on the sale of the Participant's principal residence in connection with any such change of residence;

(d) any material breach by the Employer of any provision of this Plan;

(e) any purported termination of the Participant's employment for Cause by the Employer which does not otherwise comply with the terms of this Plan; or

(f) in the case of a Change in Control pursuant to Section 2.7(d), the failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by the purchaser or purchasers of the Company's assets as contemplated in Article VII.

Section 2.13 Investment Committee. Each employee of the Employer who has been designated by his Employer as a member of the Investment Committee, as the membership of such Committee may be changed from time to time. Members of the Investment Committee as of the date of the Plan's execution are listed on Schedule B attached hereto.

Section 2.14 Management Group Employee. Each employee of the Employer who has been designated by his Employer as a "Management Group Employee", as may be designated from time to time by the Board. Management Group Employees as of the date of the Plan's execution are listed on Schedule C attached hereto.

Section 2.15 Notice of Termination. A notice which indicates the specific provisions in this Plan relied upon as the basis for any termination of employment which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated; no purported termination of employment shall be effective without such Notice of Termination.

Section 2.16 Officer. Each employee of the Employer that is a corporate officer and is so designated from time to time pursuant to the Company's Bylaws. Officers as of the date of the Plan's execution are listed on Schedule A attached hereto.

Section 2.17 Participant. "Participant" shall mean any individual who meets the eligibility requirements of Article III.

Section 2.18 Participating Employer. A Subsidiary of the Company which adopts this Plan in accordance with Section 8.4 below, and listed on Schedule D attached hereto, and as may be amended from time to time pursuant to Article VIII of the Plan.

Section 2.19 Partnership.  Genesis Energy, L.P., a Delaware limited partnership.

Section 2.20 Payment Date. For a Participant, the fifteenth (15th) day after the event triggering the right of that Participant to a Severance Benefit, provided, that, if the Board (or its delegate) determines in its discretion that a Participant is a "specified employee" (as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code")) as of the date of such Participant's termination of employment and that Section 409A applies with respect to a payment to the Participant, then the Payment Date shall be the six-month anniversary of the date of the Participant's termination of employment.

Section 2.21 Severance Benefit. The benefits payable in accordance with Article IV of the Plan.

Section 2.22 Severance Units. A Participant who is neither a member of the Investment Committee, nor a Management Group Employee nor Officer shall receive one (1) Severance Unit, to be used in calculating his Severance Benefit, for (i) each ten thousand dollars ($10,000) of his Base Salary plus Bonus Amount, and
(ii) each twelve months of employment by the Company or an Employer; the sum of any partial Severance Units under (i) and (ii) shall be rounded to the nearest higher whole number of Severance Units. However, the maximum number of Severance Units that may be granted to a Participant is eighteen (18), and each Participant shall be granted at least four (4) Severance Units.

Section 2.23 Subsidiary. Any subsidiary of the Company or the Partnership, and any wholly or partially owned partnership, joint venture, limited liability company, corporation and other form of investment by the Company or the Partnership in which the Company has exclusive control.

Section 2.24 Termination Date. In the case of the Participant's death, the Participant's Termination Date shall be his date of death. In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

(a) If the Participant's employment is terminated by the Employer for Cause, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant; and

(b) If the Participant terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Employer.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION


Section 3.1 Participation. Once a person is employed by their Employer they shall automatically become a Participant in the Plan.

Section 3.2 Duration of Participation. A Participant shall cease to be a Participant in the Plan upon the first to occur of: (i) the date he ceases to be an employee of the Employer at any time prior to the date which is six months prior to a Change in Control, (ii) the date his employment is terminated following a Change in Control under circumstances where he is not entitled to a Severance Benefit under the terms of this Plan, or (iii) the date on which he has received all of the benefits to which he is entitled under this Plan.

                                   ARTICLE IV
                               SEVERANCE BENEFITS


Section 4.1 Right to Severance Benefit.

(a) After a Change in Control has occurred, a Participant shall be entitled to receive from the Employer a Severance Benefit in the amount provided in Sections
4.2 and 4.3 if his employment is terminated during the period beginning six months prior to a Change of Control and ending two years after a Change of Control, for any reason other than (i) termination by the Employer for Cause or
(ii) termination by the Participant for other than Good Reason.

(b) A Participant shall be entitled to a Severance Benefit if that individual satisfies all of the conditions under the Plan required to qualify as a Participant and he or she is not otherwise disqualified or excluded from eligibility under the terms of the Plan.

(c) Notwithstanding any other provision of the Plan, the sale, divestiture or other disposition of a Subsidiary (except as expressly contemplated by Section 2.7) shall not be deemed to be a Change in Control and the employees employed by such Subsidiary shall not be entitled to benefits from the Company or any Participating Employer under this Plan as a result of such sale, divestiture, or other disposition, or as a result of any subsequent termination of employment.

Section 4.2 Amount of Severance Benefit. If a Participant is entitled to a Severance Benefit under Section 4.1, the Employer shall pay to the Participant, on the Payment Date, an amount in cash equal to one of the following amounts:

(a) for the Company's Chief Executive Officer and for all other members of the Investment Committee, three (3) times the sum of the Participant's Base Salary and Bonus Amount;

(b) for all members of the Management Group, two (2) times the sum of the Participant's Base Salary and the Bonus Amount;

(c) for all other employees, one-twelfth (1/12) of the sum of the Participant's Base Salary and Bonus Amount multiplied by the Participant's Severance Units.

Notwithstanding the foregoing, any severance payments made to a Participant under this Plan may first be used to satisfy any obligations an Employer may have under the Worker Adjustment and Retraining Act of 1988 or similar statute or regulations of any jurisdiction relating to any plant closing or mass lay-off or as otherwise required by law.

Section 4.3 Further Benefits. If a Participant is entitled to a Severance Benefit under Section 4.1, such Participant shall also be entitled to:

(a) Continuation at the Employer's expense, on behalf of the Participant and his dependents and beneficiaries, of all medical, dental, vision, and health benefits and insurance coverage which were being provided to the Participant at the time of termination of employment for a period of time subsequent to the Participant's termination of employment. This period of time shall be equal to fifty percent (50%) of the number of months of compensation represented by the Participant's Severance Benefit, with the number of months of compensation to be based upon the Participant's monthly Base Salary immediately prior to the Termination Date. The benefits provided in this Section 4.3(a) shall be no less favorable to the Participant, in terms of amounts and deductibles and costs to him, than the coverage provided the Participant under the plans providing such benefits at the time of termination of Participant's employment. An Employer may pay the employee's cost of benefits provided pursuant to Consolidated Omnibus Budget Reconciliation Act of 1986 and allowed under the Employer's benefit plans for the applicable period of time in order to satisfy its obligation under this provision.

(b) The Employer's obligation hereunder to provide a benefit shall terminate if the Participant obtains comparable coverage under a subsequent employer's benefit plan. For purposes of the preceding sentence, benefits will not be comparable during any waiting period for eligibility for such benefits or during any period during which there is a preexisting condition limitation on such benefits. The Employer also shall pay a lump sum equal to the amount of any additional income tax payable by the Participant and attributable to the benefits provided under subparagraph (a) of this Section at the time such tax is imposed upon the Participant. At the end of the period of coverage set forth above, the Participant shall have the option to have assigned to him at no cost to the Participant and with no apportionment of prepaid premiums, any assignable insurance owned by the Employer and relating specifically to the Participant, and the Participant shall be entitled to all health and similar benefits that are or would have been made available to the Participant under law.

Section 4.4 Mitigation or Set-off of Amounts Payable Hereunder. The Participant shall not be required to mitigate the amount of any payment provided for in this
Article IV by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article IV be reduced by any compensation earned by the Participant as the result of employment by the Company or any successor after the Payment Date or by another employer after the Termination Date, or otherwise. The Employer's obligations hereunder also shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against the Participant.

Section 4.5 Company Guarantee of Severance Benefit. In the event a Participant becomes entitled to receive from the Employer a Severance Benefit under this
Article IV above and such Employer fails to pay such Severance Benefit, the Company shall assume the obligation of such Employer to pay such Severance Benefit. In consideration of the Company's assumption of the obligation to pay such Severance Benefit provided under this Plan, the Company (as the source of payment of benefits under the Plan) shall be subrogated to any recovery (irrespective of whether there is recovery from the third party of the full amount of all claims against the third party) or right to recovery of either a Participant or his legal representative against the Employer or any person or entity. The Participant or his legal representative shall cooperate in doing what is reasonably necessary to assist the Company in exercising such rights, including but not limited to notifying the Company of the institution of any claim against a third party and notifying the third party and the third party's insurer, if any, of the Company's subrogation rights. Neither the Participant nor his legal representative shall do anything after a loss to prejudice such rights. In its sole discretion, the Company reserves the right to prosecute an action in the name of the Participant or his legal representative against any third parties potentially liable to the Participant. The Company shall have the absolute discretion to settle subrogation claims on any basis it deems warranted and appropriate under the circumstances. If a Participant or his legal representative initiates a lawsuit against any third parties potentially liable to the Participant, the Company shall not be responsible for any attorney's fees or court costs that may be incurred in such liability claim. The Company shall be entitled, to the extent of any payments made to or on behalf of a Participant or a dependent of the Participant, to be paid first from the proceeds of any settlement or judgment that may result from the exercise of any rights of recovery asserted by or on behalf of a Participant or his legal representative against any person or entity legally responsible for the injury for which such payment was made. The right is also hereby given the Company to receive directly from the Employer or any third party(ies), attorney(s) or insurance company(ies) an amount equal to the amount paid to or on behalf of the Participant.


Section 4.6 Agreement to Plan. By acceptance of any Severance Benefit from the Plan, the Participant shall be deemed to have agreed to adhere to all terms of the Plan. A Participant who is entitled to severance benefits under an employment agreement or other arrangement with the Employer may elect, in writing within ten (10) days after his Termination Date, to receive the severance benefits provided under this Plan in lieu of, but not in addition to, such other severance benefits as may be provided by such other agreement. In the event that no election is made, the Participant shall forego his right to receive the severance benefits provided under this Plan.

Section 4.7 Forfeiture of Severance Benefits. A Participant shall forfeit any and all entitlement to any Severance Benefit if the Administrator determines that the Participant has failed to fulfill any requirement of the Plan.

Section 4.8 Payment after Death. If a Participant dies before his or her Severance Benefits have been paid in full, the remaining Severance Benefits will be paid to the beneficiaries named in such Participant's last will and testament, or if no will or beneficiary exist then to such Participant's heirs at law. The Plan shall be discharged fully and completely to the extent of any payment made to any such beneficiaries or heirs at law.


                                    ARTICLE V
                            TERMINATION OF EMPLOYMENT

Section 5.1 Written Notice Required. Any purported termination of employment, either by the Employer or by the Participant, shall be communicated by written Notice of Termination to the other.



                                   ARTICLE VI
                       ADDITIONAL PAYMENTS BY THE COMPANY

Section 6.1 Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type by the Employer to or for the benefit of an Officer, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax", then the Officer shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that at the time of payment by the Officer of all taxes (including additional excise taxes under said Section 4999 and any interest, and penalties imposed with respect to any taxes) imposed upon the Gross-Up Payment, the Officer shall have an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. The Company shall pay the Gross-Up Payment to the Officer within twenty (20) business days after the Payment Date or the Termination Date whichever is applicable.

Section 6.2 Determination by Accountant. All determinations required to be made under this Article VI, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Officer within fifteen (15) business days of the Payment Date or Termination Date, whichever is applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Officer. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6.3 and the Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Officer.

Section 6.3 Notification Required. The Officer shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Officer knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Officer shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Officer in writing prior to the expiration of such period that it desires to contest such claim, the Officer shall:

(a) give the Company any information reasonably requested by the Company relating to such claim,

(b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(c) cooperate with the Company in good faith in order to effectively contest such claim,

(d) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Officer harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Officer to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Officer to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Officer, on an interest-free basis and shall indemnify and hold the Officer harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

Section 6.4 Repayment. If, after the receipt by the Officer of an amount advanced by the Company pursuant to Section 6.3, the Officer becomes entitled to receive any refund with respect to such claim, the Officer shall (subject to the Company's complying with the requirements of Section 6.3) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Officer of an amount advanced by the Company pursuant to Section 6.3, a determination is made that the Officer shall not be entitled to any refund with respect to such claim and the Company does not notify the Officer in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                   ARTICLE VII
                              SUCCESSORS TO COMPANY


Section 7.1 Successors. This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not, by the foregoing provision or by operation of law, be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach hereof and shall entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used herein, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 7.1 or which otherwise becomes bound by all the terms and provisions hereof by operation of law.

                                  ARTICLE VIII
                      DURATION, AMENDMENT, PLAN TERMINATION
                          AND ADOPTION BY SUBSIDIARIES


Section 8.1 Duration. This Plan shall continue in effect until terminated in accordance with Section 8.2. If a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire, until after all Participants who have become entitled to a Severance Benefit hereunder shall have received all of such benefits in full.

Section 8.2 Amendment and Termination. The Plan and its attached Schedules may be terminated or amended in any respect by resolution adopted by two-thirds of the Board; provided, however, that no such amendment or termination of the Plan may be made if such amendment or termination would adversely affect any right of a Participant who became a Participant prior to the later of (i) the date of adoption of any such amendment or termination, or (ii) the effective date of any such amendment or termination; and, provided further, that the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever following a Change in Control.

Section 8.3 Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

Section 8.4 Adoption by Subsidiaries. Any Subsidiary may, with the approval of the Board adopt and become an Employer under this Plan by executing and delivering to the Company an appropriate instrument agreeing to be bound as an Employer by all of the terms of the Plan with respect to its eligible employees. The adoptive instrument may contain such changes and amendments in the terms and provisions of the Plan as adopted by such Subsidiary as may be desired by such Subsidiary and acceptable to the Company. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become as to such adopting Subsidiary a part of this Plan.

                                   ARTICLE IX
                          CLAIMS AND APPEAL PROCEDURES


Section 9.1 Claims Procedure. With respect to any claim for Severance Benefits under the Plan, the Administrator will issue a decision on whether the claim is denied or granted within fifteen (15) days after receipt of the claim by the Administrator, unless special circumstances require an extension of time for processing the claim, in which case a decision will be rendered not later than twenty (20) days after receipt of the claim. Written notice of the extension will be furnished to the Participant prior to the expiration of the initial fifteen (15) day period and will indicate the special circumstances requiring an extension of time for processing the claim and will indicate the date the Administrator expects to render its decision. If the claim is denied in whole or in part, the decision in writing by the Administrator shall include the specific reasons for the denial and reference to the Plan provisions on which the denial is based. The decision also shall include a description of any additional information which the Participant needs to submit in order to refile the claim, along with an explanation of why such additional information is necessary and how the procedure for reviewing claims works.

Section 9.2 Appeals Procedure. If his claim is denied in whole or in part, a Participant may appeal in writing a denial of the claim, in part or in whole, and request a review by the Administrator. The appeal must be submitted within sixty (60) days after notice of the denial of the claim. The Participant may request in writing to review copies of pertinent Plan documents in connection with the appeal. The Administrator will review the appeal and notify the Participant of the final decision within fifteen (15) days after receiving the request for review unless the Administrator requires an extension due to special circumstances, in which case the final decision will be made within twenty (20) days after the Administrator receives the request for review. The notice of the final decision must include the specific reasons for the decision and specific references to the pertinent Plan provisions on which the Administrator's decision is based.

Section 9.3 Exclusive Initial Remedy. No action may be brought for benefits provided by this Plan or to enforce any right hereunder until after a claim has been submitted to and determined by the Administrator and all appeal rights under the Plan have been exhausted. Thereafter, the Participant may bring an action for benefits provided by this Plan or to enforce any right hereunder. The Participant's beneficiary should follow the same claims procedure in the event of the Participant's death.



                                    ARTICLE X
                               PLAN ADMINISTRATION


Section 10.1 In General. The general administration of the Plan and the duty to carry out its provisions shall be vested in the Administrator, which shall be the "Plan Administrator" as that term is defined in section 3(16)(A) of ERISA. The Plan and Severance Benefits under the Plan shall be administered by the Administrator appointed from time to time by the Company. The Administrator may, in its discretion, secure the services of other parties, including agents and/or employees to carry out the day-to-day functions necessary to an efficient operation of the Plan. The Administrator's interpretations, decisions, requests and exercises of power and responsibilities shall not be subject to review by anyone and shall be final, binding, and conclusive upon all persons. The Administrator shall, in its sole and absolute discretion, have the exclusive right to interpret all of the terms of the Plan, to determine eligibility for coverage and benefits, to resolve disputes as to eligibility, type, or amount of benefits, to correct any errors or omissions in the form or operation of the Plan, to make such other determinations with respect to the Plan, and to exercise such other powers and responsibilities as shall be provided for in the Plan or as shall be necessary or helpful with respect thereto. The Administrator under and pursuant to this Plan shall be the named fiduciary for purposes of section 402(a) of ERISA with respect to all powers and duties expressly or implicitly assigned to it hereunder. Any determination or decision by the Company made under or with respect to any provision of the Plan shall be in the Company's sole and absolute discretion, shall not be subject to review by anyone and shall be final, binding and conclusive upon all persons.

Section 10.2 Reimbursement and Compensation. The Administrator shall receive no compensation for its services as Administrator, but it shall be entitled to reimbursement for all sums reasonably and necessarily expended by it in the performance of such duties.

Section 10.3 Rulemaking Powers. The Administrator shall have the power to make reasonable and uniform rules and regulations required in the administration of the Plan, to make all determinations necessary for the Plan's administration, except those determinations which the Plan requires others to make, and to construe and interpret the Plan wherever necessary to carry out its intent and purpose and to facilitate its administration.

                                   ARTICLE XI
                           SOURCE OF SEVERANCE PAYMENT


Section 11.1 No Separate Fund Established. All Severance Benefits shall be paid in cash from the general funds of the Company or an Employer, and no special or separate fund shall be established. Nothing contained in the Plan shall create or be construed to create a trust of any kind. To the extent that any person acquires a right to receive Severance Benefits from the Company or an Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or Employer. For purposes of the Code, the Company intends this Plan to be an unfunded, unsecured promise to pay on the part of the Company.

                                   ARTICLE XII
                                  MISCELLANEOUS


Section 12.1 Participant's Legal Expenses. The Company agrees to pay, upon written demand therefor by the Participant, fifty percent (50%) of all legal fees and expenses which the Participant may reasonably incur in order to collect amounts to be paid or obtain benefits to be provided to such Participant under the Plan, plus in each case interest at the "applicable Federal rate" (as defined in Section 1274(d) of the Code). In any such action brought by a Participant for damages or to enforce any provisions hereof, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion. However, in any instance where a Participant receives, as the result of a final, nonappealable judgment of a court of competent jurisdiction or a mutually agreed upon settlement with the Company, Severance Benefits greater than those first offered by the Company or its successor to the Participant, then the Company shall pay one hundred percent (100%) of all such legal fees and expenses incurred by the Participant.

Section 12.2 Employment Status. Regardless of whether a Participant is employed "at will" or pursuant to a contract, this Plan does not constitute a contract of employment or impose on the Employer any obligation to retain a Participant as an employee, to change the status of a Participant's employment as a Management Group Employee or in any other position, or the employment arrangement, or to change any employment policies of the Employer.

Section 12.3 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction, shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.4 The Participant's Heirs, etc. This Agreement shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms hereof to his designee or, if there be no such designee, to his estate.

Section 12.5 Governing Law. To the extent not preempted by federal law, the validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Texas.

Section 12.6 Choice of Forum. A Participant shall be entitled to enforce the provisions of this Plan in any state or federal court located in Harris County, Texas, in addition to any other appropriate forum.

Section 12.7 Notice. For the purposes hereof, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business and to the Participant at his address as shown on the records of the Employer, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Section 12.8 Alienation. No benefit, right or interest of any person under the Plan will be subject to alienation, anticipation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process or be liable for or subject to, the debts, liabilities or other obligations of such persons, except as otherwise required by law. No Participant, dependent or their beneficiary shall have any right or claim to benefits from the Plan, except as specified in the Plan.

Section 12.9 Pronouns. A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

Section 12.10 Section 409A of the Code. This Plan is intended to comply with
Section 409A of the Code and any guidance and/or interpretive regulations issued thereunder. To the extent that any terms of the Plan would subject any Participant to gross income inclusion, interest or additional tax pursuant to, or would be prohibited by, Section 409A of the Code, such terms shall be automatically amended to comply with Section 409A of the Code. Without limiting the foregoing, an Employer shall have the right to amend the timing and/or form of payment of any Severance Benefit in order to comply with Section 409A of the Code.

       IN WITNESS WHEREOF, Genesis Energy, Inc. has caused this Plan to be executed by its duly authorized officer on the 2nd day of June, 2005.


                           By: /s/ Gareth Roberts
                           Name: Gareth Roberts
                           Title:  Chairman of the Board


                           By: /s/ Mark J. Gorman
                           Name: Mark J. Gorman
                           Title: President & CEO

                                   SCHEDULE A

"Investment Committee", as of June 2, 2005


                           Mark Gorman
                           Ross Benavides
                           Karen Pape


                                   SCHEDULE B

"Management Group", as of June 2, 2005

                           Kerry Mazoch
                           Danny Davis
                           Pat Hodgins
                           Joe Mueller
                           Tom Cain
                           Jim Buford
                           Ed Chamras
                           Mike Moore
                           Neal Bjorklund
                           Shane Schmidt
                           Steven Anderson
                           Doug Stevens
                           Paul Fowler


                                   SCHEDULE C

"Participating Employers", as of June 2, 2005

                  None